                                                                  EXHIBIT 3.3(a)




                          CERTIFICATE OF INCORPORATION
                                       OF
                            WHITE LINE EXPRESS, LTD.





         1. The name of the corporation is WHITE LINE EXPRESS, LTD.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Fifty Thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

         5. The name and mailing address of each incorporator is as follows:

         NAME                     MAILING ADDRESS

         K. L. Husfelt                 100 West Tenth Street
                                       Wilmington, Delaware  19801

         B. A. Schuman                 100 West Tenth Street
                                       Wilmington, Delaware  19801

         E. L. Kinsler                 100 West Tenth Street
                                       Wilmington, Delaware  19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be conducted in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, and/or of the stockholders or class of stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunder set our hands this 6th day of December, 1982.

                                  /S/    K. L. Husfelt
                                -----------------------------------------------
                                         K. L. Husfelt


                                  /S/    B. A. Schuman
                                -----------------------------------------------
                                         B. A. Schuman


                                  /S/    E. L. Kinsler
                                -----------------------------------------------
                                         E. L. Kinsler

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                   * * * * * *

                  WHITE LINE EXPRESS, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of WHITE LINE EXPRESS, LTD. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                           "1. The name of the corporation is WHITELINE EXPRESS,
                               LTD."

                  SECOND: That in lieu of a meeting or vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, said WHITE LINE EXPRESS, LTD. has caused this certificate to be signed by WILLIAM C. YOUNG its President and attested by JOHN D. SCHAEFER it Secretary this 10th day of June, 1983.


                                WHITE LINE EXPRESS, LTD.



                                By:  /S/  William Young
                                   -----------------------------------------
                                          William Young
                                          President

ATTEST:


By:  /S/  John D. Schaefer
   --------------------------------------
         John D. Schaefer
         Secretary